Exhibit (d)(10)

AIRCELL HOLDINGS INC.

STOCK OPTION PLAN

AWARD NOTICE

[participant]

[Address]

[address]

You have been granted an option to purchase shares of common stock, $0.0001 par value, of Gogo Inc. (f/k/a Aircell Holdings Inc.) (the “Company”), pursuant to the terms and conditions of the Aircell Holdings Inc. Stock Option Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded a Non-Statutory Stock Option to purchase from the Company [ ] shares of its common stock, $0.0001 par value, subject to adjustment as provided in Section 3.4 of the Agreement (the “Option Shares”).

Grant Date:

Exercise Price:	$[●] per share, subject to adjustment as provided in Section 3.4 of the Agreement.

Vesting Schedule:	The Option shall vest and become exercisable (i) on [first anniversary of hire or promotion date] with respect to 25% of the Option Shares, (ii) on [second anniversary of hire or promotion date] with respect to an additional 25% of the Option Shares, (iii) on [third anniversary of hire or promotion date] with respect to an additional 25% of the Option Shares and (iv) on [fourth anniversary of hire or promotion date] with respect to the remaining 25% of the Option Shares, provided you remain a director of the Company or one of its Affiliates through such date.

Expiration Date:	Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., Central time, on the 10th anniversary of the Grant Date.

Gogo Inc.

By:

Name:
Title:	President and Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Gogo Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

[employee name]

Date

GOGO INC.

1250 N. ARLINGTON HEIGHTS ROAD, SUITE 500

ITASCA, ILLINOIS 60143

ATTENTION: GENERAL COUNSEL

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AIRCELL HOLDINGS INC.

STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Gogo Inc., f/k/a Aircell Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Aircell Holdings Inc. Stock Option Plan (the “Plan”), an option to purchase from the Company the number of shares of common stock, $0.0001 par value (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.

2. Time and Manner of Exercise of Option.

2.1 Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2 Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”), subject to Section 3.5 of this Agreement. The Option shall be vested and exercisable following a termination of employment by Optionee according to the following terms and conditions:

(a) Death or Disability. If Optionee’s employment with the Company terminates due to death or Disability, the Option shall be vested only to the extent it is vested on the date of Optionee’s death or the effective date of Optionee’s termination of employment due to Disability, as the case may be, and may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of Optionee’s death or the effective date of Optionee’s termination of employment due to Disability, as the case may be, and (ii) the Expiration Date. For purposes of this Agreement, “Disability” shall mean a permanent and total disability, within the meaning of Section 22(e) of the Code.

(b) Cause. If Optionee’s employment with the Company is terminated by the Company for Cause, the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(c) Other Reasons. If Optionee’s employment with the Company is terminated due to circumstances other than as set forth in Sections 2.2(a) and (b), the Option shall be vested only to the extent it is vested on the effective date of Optionee’s termination of employment and may thereafter be exercised by Optionee until and including the earliest to occur of (i) the date which is 90 days after the effective date of Optionee’s termination of employment, (ii) the date Optionee breaches an employment, noncompetition, nonsolicitation, confidentiality, inventions or similar agreement between the Company and Optionee (an “Employment Agreement”) and (iii) the Expiration Date.

(d) Death Following Termination. If Optionee dies during the period set forth in Section 2.2(a) or Section 2.2(c), the Option shall be vested only to the extent it is vested on the date of death and may thereafter be exercised by Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by Optionee (a) by delivering to the Company a written notice in the form attached hereto as Exhibit A, or in such other form as may be required by the Committee, specifying the number of shares of Common Stock to be purchased and by accompanying such notice with a payment therefor in full (or by arranging for such payment to the Company’s satisfaction) and (b) by executing such documents as the Company may reasonably request, including the Investment Representation Statement attached hereto as Exhibit B. If shares of Common Stock are not listed on an established stock exchange or national market system at the time an option is exercised, then the Optionee shall pay the exercise price of the Option in cash. If shares of Common Stock are listed on an established stock exchange or national market system at the time an option is exercised, then the Optionee may pay the exercise price of the Option either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of

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Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (iv) in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii), (iii) and (iv). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) through (v). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded, and the remaining amount due shall be paid in cash by Optionee. No certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 3.3, have been paid. If shares of Common Stock have not been registered under the Securities Act at the time the Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or a portion of the Option, deliver to the Company an executed investment representation statement in such form as may be required by the Company.

2.4 Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void. Notwithstanding the foregoing, however, if Optionee breaches a covenant set forth in an Employment Agreement at any time, the Option shall terminate automatically upon such breach.

3. Additional Terms and Conditions of Option.

3.1 Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries in the form attached hereto as Exhibit C, or in such other form as may be required by the Committee. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime, the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person, and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

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3.2 Investment Representation. The Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in the form attached hereto as Exhibit l3, or in such other form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

3.3 Withholding Taxes. (a) As a condition precedent to the issuance of Common Stock upon exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in cash, in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.

(b) If shares of Common Stock are listed on an established stock exchange or national market system at the time the Option is exercised, the Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the Option (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of

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Common Stock which would otherwise be issued to Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (5) any combination of (I), (2), (3) and (4). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (2) through (5). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Optionee.

(c) No certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

3.4 Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any extraordinary distribution to holders of Common Stock, the number and class of securities subject to the Option and the Exercise Price shall be appropriately adjusted by the Committee, such adjustment to be made without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. To the extent the Company issues only whole shares of Common Stock at the time of an adjustment pursuant to this Section, and such adjustment would result in a fractional security being subject to the Option, the Company shall pay Optionee, in connection with the first exercise occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on such date over (B) the Exercise Price of the Option.

3.5 Change in Control. (a) Subject to Section 3.5(b), in the event of a Change in Control pursuant to which shares of Common Stock are exchanged solely for securities of another corporation or other entity, the Option shall be assumed, or a substantially equivalent Option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with an appropriate and equitable adjustment to the number of shares subject to such option and the exercise price per share subject to such option, as determined by the Board in accordance with Section 3.4 and Section 409A of the Code; provided that if the Company or any successor employer terminates the Optionee’s employment without Cause or the Optionee’s employment terminates due to death or Disability at any time after such Change in Control, the Option shall become immediately vested and exercisable as of the date of termination or death, and shall remain exercisable in accordance with Section 2.2 of the Agreement.

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(b) In the event that either (i) the acquiring or succeeding corporation or other entity in the Change in Control (or an affiliate thereof) does not agree to assume or substitute for the Option pursuant to Section 3.5(a) or (ii) pursuant to the Change in Control shares of Common Stock are exchanged solely for cash, then the Option shall be surrendered to the Company and be immediately cancelled by the Company, and the Optionee shall receive a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to the Option, whether or not vested and exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price payable to holders of Common Stock in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of the occurrence of the Change in Control, over the Exercise Price.

(c) In the event of a Change in Control pursuant to which shares of Common Stock are exchanged for a combination of (i) the securities of another corporation or other entity and (ii) cash or property other than the securities of another corporation or other entity, then the Board, as constituted prior to such Change in Control, may determine in its sole discretion that some or all of the Option shall be assumed or substituted in accordance with Section 3.5(a), and any remaining portion of the Option shall be surrendered and cancelled in exchange for a cash payment in accordance with Section 3.5(b).

3.6 Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

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3.7 Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Article 3, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 3.3.

3.8 Option Confers No Rights as Shareholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a shareholder of record with respect to such issued shares. The Optionee shall not be considered a shareholder of the Company with respect to any such shares not so purchased and issued. As a condition to the exercise of the Option, Optionee shall execute and become a party to, and be subject to all of the terms and conditions of, any shareholder agreement entered into among the Company and its shareholders (the “Shareholder Agreement”), with respect to any shares of Common Stock purchased and issued upon exercise of the Option.

3.9 Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company or any affiliate of the Company.

3.10 Designation of Option. If designated in the Award Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. To the extent the Option is exercised pursuant to its terms after the period set forth in Section 422(a) of the Code or exceeds the limitation set forth in Section 422(d) of the Code (currently $100,000) or otherwise does not meet the requirements for an incentive stock option under Section 422 of the Code, the Option shall not be treated as an incentive stock option under Section 422.

3.11 Initial Public Offering. The Optionee hereby agrees that in the event of an IPO, Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such IPO. The foregoing limitation shall not apply to shares registered in the IPO under the Securities Act.

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4. Miscellaneous Provisions

4.1 Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.2 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.3 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aircell Holdings Inc., Attn. General Counsel, 1250 N. Arlington Heights Road, Suite 500, Itasca, Illinois 60143, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.4 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.5 Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.6 Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

4.7 Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan, and by signing and returning the Award Notice to the Company, at the address stated herein, he or she agrees to be bound by the terms and conditions of this Agreement, the Award Notice and the Plan.

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EXHIBIT A

AIRCELL HOLDINGS INC.

STOCK OPTION PLAN

EXERCISE NOTICE AND SHARE

REPURCHASE AGREEMENT

Gogo Inc.

1250 N. Arlington Heights Road, Suite 500

Itasca, Illinois 60143

Attention: General Counsel

1. Exercise of Option. Effective as of today _____________, 20__, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase shares of Common Stock (the “Shares”) of Gogo Inc. (the “Company”) under and pursuant to the Aircell Holdings Inc. Stock Option Plan (the “Plan”) and the Award Notice and Stock Option Agreement dated___________________, 20__ (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood this Exercise Notice and Share Repurchase Agreement (this “Agreement”), the Plan, the Option Agreement and the Shareholder Agreement among the Company and its shareholders (the “Shareholder Agreement”), and agrees to abide by and be bound by their terms and conditions. Optionee also agrees that, as a condition to the exercise of the Option, Optionee will be required to execute and deliver to the Company a counterpart signature page of the Shareholder Agreement and to become a party thereto, and the Shares will be held subject to the terms and conditions of such Shareholder Agreement.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 3.4 of the Option Agreement.

5. Company Share Repurchase Option. (a) Any time following the occurrence of (i) the termination of Optionee’s employment with the Company for any reason, (ii) a breach by Optionee of any covenant set forth in any employment, noncompetition, nonsolicitation, confidentiality, inventions or similar agreement between the Company and Optionee (an “Employment Agreement”) or (iii) the death of Optionee, the Company shall have the right (hut not the obligation) in its sole discretion to repurchase any or all of the Shares held by Optionee (the “Share Repurchase Option”). which right may be exercised in one or more transactions. If the Company repurchases any Shares pursuant to this Section, it shall pay to Optionee, his or her legal representative or such other holder of the Shares a purchase price equal to:

(i) in the case of (A) Optionee’s termination of employment for any reason other than Cause or (B) the death of Optionee, the Fair Market Value of such Shares as of the date the Company elects to repurchase such Shares; and

(ii) in the case of (A) Optionee’s termination of employment by the Company for Cause or (B) Optionee’s breach of an Employment Agreement, the lesser of the Exercise Price, as adjusted pursuant to Section 3.4 of the Option Agreement, or the Fair Market Value of the Shares as of the date the Company elects to repurchase such Shares.

(b) The Company’s repurchase rights shall be in addition to any other rights or remedies that the Company may have under this Agreement, the Shareholder Agreement, any Employment Agreement or otherwise. If the Company elects to repurchase any Shares pursuant to this Section 5, the Company shall deliver to Optionee a notice setting forth the number of Shares which it has elected to repurchase. If the Company repurchases any of the Shares held by Optionee pursuant to this Section 5, Optionee shall deliver to the Company a certificate or certificates for the Shares being repurchased, duly endorsed or otherwise in proper form for transfer, against payment of the required repurchase price by cash, check or a promissory note, the terms of which shall be prescribed by the Company subject to this subsection (b). If the required repurchase price is paid by a promissory note, the promissory note shall become payable in full not later than the earliest of: (i) the two-year anniversary of the repurchase of the Shares by the Company; (ii) the occurrence of an IPO or (iii) the occurrence of a Change in Control, and shall provide for the payment of interest on the first day of each calendar quarter during the term of the loan at a rate equal to the Prime Rate published by the Northern Trust Bank as of the date of the repurchase. The repurchase rights hereunder may be exercised by any person to whom the Company assigns such rights.

6. Repurchase Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Shares by the Company pursuant to Section 5 shall he subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s debt and equity financing agreements

7. Termination of Repurchase Rights and Obligations. The repurchase rights of the Company set forth in Section 5 hereof shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of l 933, as amended.

8. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

9. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THEREOF OR UNLESS THE TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION. TIIE COMPANY MAY REQUIRE A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO THE COMPANY) SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REPURCHASE OPTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company acts as its own transfer agent with respect to its securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to reflect any transfer on its books and records of any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

11. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

12. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

13. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Option Agreement. This Agreement, the Plan, the Option Agreement, the Investment Representation Statement and the Shareholder Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by Optionee:	Accepted by: Gogo Inc.

Signature	By

Print Name	Its President and Chief Executive Officer

Date Received

EXHIBIT B

AIRCELL HOLDINGS INC.

STOCK OPTION PLAN

INVESTMENT REPRESENTATION STATEMENT

Optionee: ____________________________

Company: Gogo

Security: Common Stock

Number of Shares:______________________

Aggregate Exercise Price:________________

Date:_________________________________

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), ninety days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale, if the Company is not subject to Exchange Act reporting at the time, to occur not less than one year after the date the Securities were issued by the Company, In the case of acquisition of the Securities by an affiliate of the Company, or by a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of certain of the conditions specified by Rule 144 must be met.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or sonic other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date:_____________________, ____

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EXHIBIT C

A1RCELL HOLDINGS INC.

STOCK OPTION PLAN

BENEFICIARY DESIGNATION FORM

You may designate a primary beneficiary and a secondary beneficiary for each option granted to you under the Aircell Holdings Inc. Stock Option Plan. You can name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiary(ies) survive you, All primary beneficiaries will share equally unless you indicate otherwise. The same rule applies for secondary beneficiaries.

PART A: IDENTIFY AWARD 10 WHICH THIS BENEFICIARY DESIGNATION APPLIES:

Option Granted on___________________

PART B: DESIGNATE YOUR BENEFICIARY(IES):

Primary Beneficiary(ies) (give name, address and relationship to you):

Secondary Beneficiary(ies) (give name, address and relationship to you):

I certify that my designation of beneficiary set forth above is my free act and deed.

Name (please print)	Signature

Date

This Beneficiary Designation Form shall be effective on the day it is received by the Company. This Form shall be (i) delivered to the Company by personal delivery, facsimile, United States mail or by express courier service and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the Company if by United States mail or express courier service; provided, however, that if this Form is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

If you are married and are not naming your spouse as the sole primary beneficiary, your spouse must complete and execute the consent in Part C of this Form and such consent must be witnessed either by a notary public or a plan representative. If you marry or become divorced after the date of this Form, your marriage will be deemed to revoke any prior beneficiary designation, and your divorce will be deemed to revoke any prior designation of your divorced spouse, if written evidence of such marriage or divorce is received by the Company before payment is made with respect to the Award. Therefore, if you are married or divorced after making a beneficiary designation, you should file a new designation even if you want your beneficiary designation(s) to remain the same.

PART C: SPOUSE’S CONSENT TO DESIGNATION OF BENEFICIARY (TO BE COMPLETED ONLY IF YOU ARE MARRIED AND NAME A BENEFICIARY OTHER THAN YOUR SPOUSE):

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I hereby consent to my spouse’s designation of beneficiary under Part B of this Form and 1 understand that the effect of this consent is that (1) if other beneficiaries are designated in addition to myself, I will receive only a portion of the amount payable pursuant to the Award after my spouse’s death or (2) if I am not named as a beneficiary, I will not receive any amount payable pursuant to the Award after my spouse’s death.

Name (please print)	Signature

Date
(State of _________________________) (County of _______________________)

The above Spouse’s Consent to Designation of Beneficiary was subscribed to by ______________ in my presence on this the ___day of __________ 20__.

NOTARY PUBLIC OR PLAN REPRESENTATIVE

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